Exhibit 23.3

                             CONSENT OF GUNTHER BENZ

                               Ministerialdirigent

              Ministry of Finance of the State of Baden-Wurttemberg



I hereby consent to the use of my name and the making of statements with respect to me under the caption "Official Statements and Documents" in the Prospectus included in this Amendment No. 1 to the Registration Statement, or any amendment thereto.



June 27, 2005



                                             By /s/ Gunther Benz
                                                -------------------------------
                                                      Gunther Benz
                                                   Ministerialdirigent,
                                                    Baden-Wurttemberg
                                                    Ministry of Finance